UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2016, the following incumbent directors were declared directors-elect to serve as member directors of the Board of Directors (the “Board”) of the Federal Home Loan Bank of Chicago (the “Bank”):

(1) James T. Ashworth, Vice Chairman of CNB Bank & Trust, N.A., Carlinville, Illinois, declared elected to serve a four-year term beginning January 1, 2017 and ending December 31, 2020.

(2) Michelle L. Gross, Executive Vice President/Chief Operating Officer, Information Systems Officer and Director of the State Bank of Bement in Bement, Illinois, declared elected to serve a four-year term beginning January 1, 2017 and ending December 31, 2020.

These directorships are being filled without an election because the number of nominees for member directors for the state of Illinois is equal to the number of open directorships, which is two.

Mr. Ashworth and Ms. Gross were declared directors-elect to the Board in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act (“Bank Act”) and the related regulations of the Federal Housing Finance Agency (“FHFA”). For more information on these rules, see “Item 10. Directors, Executive Officers and Corporate Governance” starting on page 83 in the Bank’s 2015 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 9, 2016 (the “2015 Form 10-K”).

At the time of filing, Mr. Ashworth serves on the following Board committees of the Bank: Affordable Housing (Chairman), Executive & Governance (Alternate), and Human Resources & Compensation (Vice Chairman). At the time of filing, Ms. Gross serves on the following Board committees of the Bank: Operations & Technology and Risk Management. The Board has not yet determined on which committees each of these directors will serve beginning in 2017.

All directors serving on the Bank’s Board for 2017 will receive compensation under the Bank’s 2017 Board of Directors Compensation Policy, which has not yet been approved by the Board. They will also be entitled to participate in a non-qualified, unfunded, deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of his or her compensation.

Pursuant to the Bank Act and FHFA regulations, the Bank’s member directors are required to be an officer or director of a member of the Bank. The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as directors of the Bank. The Bank extends credit to these members on market terms that are no more favorable to them than the terms of comparable transactions with other members who are not considered related parties. For further discussion, see “Related Persons and Related Transactions” on page 114 of the Bank’s 2015 Form 10-K.

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: September 20, 2016	By: /s/ Laura Turnquest
Laura Turnquest Executive Vice President, General Counsel and Corporate Secretary